Exhibit 10.1a

AGREEMENT

AGREEMENT dated this 25 day of July 2008, by and between INNOCAP, Inc. (hereinafter “INN”), a Nevada Corporation, with offices located at 3113 Madison Drive, Atlanta, GA 30346 and B. Alva Schoomer, President of INNOCAP, Inc.

The parties hereto agree and acknowledge that by virtue of B. Alva Schoomer’s other business activities as described in INN’s Form S-1 Registration Statement, certain potential conflicts of interest may arise.

In an effort to resolve such potential conflicts of interest, we have entered into this written agreement with B. Alva Schoomer as follows:

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any business opportunities that B. Alva Schoomer may become aware of independently or directly through his association with us would be presented by him solely to us;

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any business opportunities disclosed to B. Alva Schoomer by the management of other entities would not be presented by him to us if so requested by them;

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any business opportunities disclosed to B. Alva Schoomer by us would not be presented by him to any other entity, unless and until we passed upon same; and

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in the event that the same business opportunity is presented to B. Alva Schoomer by both us and any other business entity, he shall only render his services to the business entity that first disclosed such business opportunity to him.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 15 day of October 2008.

INNOCAP, INC.

By: /s/ B. Alva Schoomer

B. Alva Schoomer, President

By: /s/ B. Alva Schoomer

B. Alva Schoomer, Individually